Table of Contents

As filed with the Securities and Exchange Commission on July 17, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Valion Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	81-4016391
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1305 E. Houston Street, Building 1, Suite 311

San Antonio, TX 78205

(888) 276-6888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael K. Handley

Chief Executive Officer

Valion Bio, Inc.

1305 E. Houston Street, Building 1, Suite 311

San Antonio, TX 78205

(888) 276-6888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher L. Tinen, Esq.	Rick A. Werner, Esq.
Snell & Wilmer L.L.P.	Alla Digilova, Esq.
3611 Valley Centre Drive	Haynes and Boone, LLP
Suite 500	30 Rockefeller Plaza
San Diego, CA 92130	New York, New York 10112
(858) 910-4809	(212) 659-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 17, 2026

Valion Bio, Inc.

Up to 29,411,764 Shares of Common Stock

Up to 29,411,764 Pre-Funded Warrants to Purchase up to 29,411,764 Shares of Common Stock

Up to 29,411,764 Common Warrants to Purchase up to 29,411,764 Shares of Common Stock

Up to 1,764,705 Placement Agent Warrants to Purchase up to 1,764,705 Shares of Common Stock

Up to 29,411,764 Shares of Common Stock underlying the Pre-Funded Warrants

Up to 29,411,764 Shares of Common Stock underlying the Common Warrants

Up to 1,764,705 Shares of Common Stock underlying the Placement Agent Warrants

We are offering up to 29,411,764 shares of our common stock, par value $0.0001 per share, and up to 29,411,764 common warrants to purchase up to 29,411,764 shares of our common stock (the “Common Warrants”), to be sold together with each share of common stock, at an assumed combined public offering price of $0.51 per share and Common Warrant (based upon the last reported sale price of our common stock on The Nasdaq Capital Market on July 13, 2026). Each Common Warrant will have an assumed exercise price of $0.51 per share (100% of the assumed combined public offering price per share of common stock and Common Warrant), will become exercisable commencing on the date of issuance, and will expire five years from the date of issuance. The actual combined public offering price per share of common stock (or Pre-Funded Warrant) and Common Warrant will be determined among us, Dawson James Securities, Inc. (the “Placement Agent”), and the investors in the offering at the time of pricing, and may be at a discount to the then-current market price of our common stock. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final offering price.

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants (“Pre-Funded Warrants”) to purchase shares of common stock, in lieu of shares of common stock. The purchase price of each Pre-Funded Warrant will be equal to the combined public offering price per share of common stock and Common Warrant sold in this offering minus $0.0001, the exercise price of each Pre-Funded Warrant.

For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be reduced on a one-for-one basis. Because we will issue a Common Warrant for each share of common stock and each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of shares of common stock and Pre-Funded Warrants sold. The shares of common stock (or Pre-Funded Warrants) and the accompanying Common Warrants can only be purchased together in this offering, but the securities will be immediately separable upon issuance and will be issued separately. The shares of common stock issuable from time to time upon exercise of the Common Warrants and the Pre-Funded Warrants are also being offered by this prospectus. We collectively refer to the shares of common stock and Pre-Funded Warrants offered hereby and the shares of common stock underlying the Common Warrants and the Pre-Funded Warrants as the “Shares.”

This offering will terminate on August 14, 2026, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share (or Pre-Funded Warrant) and accompanying Common Warrant will be fixed for the duration of this offering.

We have engaged the Placement Agent to act as our placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. See “Risk Factors” for more information regarding risks related to this offering. We will bear all costs associated with the offering. See “Plan of Distribution” for more information regarding these arrangements.

Our common stock is traded on The Nasdaq Capital Market tier of The Nasdaq Stock Market, LLC under the symbol “VBIO.” The last reported sale price of our common stock on The Nasdaq Capital Market on July 13, 2026, was $0.51 per share. There is currently no established trading market for the offered Common Warrants or Pre-Funded Warrants. We do not intend to list the Common Warrants or Pre-Funded Warrants on The Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited.

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price(1)	$–	$–	$–
Placement Agent fees(2)	$–	$–	$–
Proceeds to us (before expenses)	$–	$–	$–

(1)	The assumed combined public offering price is $0.51 per share of common stock and accompanying Common Warrant and $0.5099 per Pre-Funded Warrant and accompanying Common Warrant.

(2)	The Placement Agent fees shall consist of (i) a cash fee equal to seven percent (7%) of the gross proceeds of the securities sold by us in this offering; (ii) placement agent warrants to purchase a number of shares of our common stock covering a number of shares equal to six percent (6%) of the total aggregate number of warrants issued to investors in this offering; and (iii) a cash fee equal to seven percent (7%) of the aggregate gross proceeds from any cash exercise of warrants issued to investors in this offering. We refer you to the section entitled “Plan of Distribution” beginning on page 27 of this prospectus for additional information regarding Placement Agent compensation.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the section titled “Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the section titled “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dawson James Securities, Inc.

The date of this prospectus is                   , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”). We have not, and the placement agent has not, authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

This prospectus provides you with a general description of the securities that we are offering. We may add, update or change in a prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management’s estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management’s estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See the sections titled “Risk Factors” and “Cautionary Statement on Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Valion Bio, Inc., the Valion logo and other trademarks or service marks of Valion appearing in this prospectus are the property of Valion Bio, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision in our securities. Before investing in our securities, you should carefully read this prospectus, any applicable prospectus supplement, and any documents incorporated by reference, including the information contained under the headings, “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and notes thereto and “Risk Factors” beginning on page 8 in this prospectus and under similar headings in our recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025 or our Quarterly Report on Form 10-Q and Current Reports on Form 8-K following the most recent Annual Report on Form 10-K before making an investment decision.

Business Overview

Valion Bio, Inc. (formerly known as Tivic Health Systems, Inc.) (the “Company,” “we,” “us,” “our,” “Valion,” or “Valion Bio”) is a late-stage biopharmaceutical company whose lead program is Entolimod™. Entolimod is a recombinant TLR5 agonist with an extensive preclinical and clinical data package supporting development as a medical countermeasure (MCM) for Acute Radiation Syndrome (ARS) and it subsyndromes, as well as for adjunct therapy for oncology indications, such as neutropenia.

During fiscal year 2025, Valion executed a deliberate and material strategic transformation: pivoting from a diversified bioelectronic medical device company to a focused biopharmaceutical company built around the TLR5 agonist franchise. In addition to securing worldwide exclusive license rights and options to Entolimod and its second-generation compound, Entolasta, in February 2025, Valion established Velocity Bioworks™ in December 2025 as subsidiary contract development and manufacturing organization (CDMO) that is expected to support both Valion and select third-party customers. At the same time, Valion exited the consumer healthtech business and suspended its prescription bioelectronic product development efforts in order to focus resources fully on Entolimod development.

The Company is now focused on (1) advancing Entolimod and its next generation compound Entolasta™ through regulatory approval for acute radiation syndrome and into government procurement and (2) expanding Entolimod’s designations into oncology-related conditions, including neutropenia, thrombocytopenia and general and specific mucositis.

Strategic Acquisition and the Biologics Program

A cornerstone of this transition was the execution of an exclusive worldwide licensing agreement with Statera Biopharma, Inc. This agreement added Entolimod™, a late-stage Toll-like Receptor 5 (TLR5) agonist, to our clinical pipeline. We further expanded this portfolio by exercising our option for an exclusive license to the neutropenia indication for both Entolimod and our second-generation, immune-optimized candidate, Entolasta™.

These assets represent a high-value investment opportunity, having been the subject of over 40 clinical and preclinical trials supported by $140 million in prior capital, including $35.6 million in non-dilutive funding from the Department of Defense (DoD), DTRA, NASA, and the NIH. The FDA has recognized the clinical importance of Entolimod by granting it Fast Track and Orphan Drug designations for the prevention and treatment of Acute Radiation Syndrome (ARS).

Regulatory Pathway and Clinical Objectives

Our immediate operational priority is the validation of the manufacturing process required for the submission of a Biologics License Application (“BLA”) to the FDA. While the BLA is our primary domestic objective, we are also exploring opportunities for the emergency use of Entolimod in select international markets prior to formal U.S. commercialization.

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Beyond ARS, we are leveraging our active IND application to initiate Phase 2 clinical studies targeting neutropenia and other oncology-related indications. Entolimod’s mechanism of action—activating the NF-κB pathway upstream of G-CSF—offers distinct therapeutic advantages. Clinical data (Krivokrysenko, et al., PLOS One, 2015) demonstrates that Entolimod not only stimulates hematopoiesis but also reduces apoptosis and accelerates tissue regeneration in the gastrointestinal tract. We believe these anti-apoptotic and prophylactic properties position our TLR5 agonists as compelling alternatives or adjunctive therapies to currently marketed G-CSF treatments.

Divestment and Operational Realignment

To ensure the disciplined allocation of resources toward our high-growth biologics program, the Board of Directors approved the wind-down of the ClearUP business and the cessation of active research into non-invasive cervical vagus nerve stimulation (“ncVNS”). We expect the wind-down of the consumer business to be substantially complete by year-end. In connection with this exit, the Company incurred approximately $347,000 in charges during 2025, with an additional $20,000 to $50,000 expected to finalize the process. While we will generate minimal revenue during this transition, we are retaining all intellectual property associated with our bioelectronic research for future monetization.

Launch of Velocity Bioworks (CDMO)

In December 2025, the Company launched Velocity Bioworks, Inc., a wholly owned subsidiary operating as a CDMO. Velocity serves a dual strategic purpose: it de-risks our Entolimod commercialization plan by providing internal control over the manufacturing and validation timeline, and it creates a new vertical revenue by offering specialized services to external partners.

Velocity offers biomanufacturing development work, analytic support, and CGMP manufacturing capability. While we are in the early stages of market entry, this integrated model is designed to drive operational efficiencies and provide a path toward diversified profitability.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. As a result:

•	we are required to have only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operation in this prospectus;

•	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and financial statements (i.e., an auditor discussion and analysis) compliance with new or revised accounting standards until they are made applicable to private companies;

•	we are not required to engage an auditor to provide an attestation to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation; and

•	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say on pay,” “say on frequency” and “say on golden parachute arrangements.”

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We may take advantage of these reduced reporting and other requirements until the earlier of (i) the last day of the first fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.07 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and the registration statement of which this prospectus is a part, and we may elect to take advantage of other reduced reporting requirements in the future. As a result, the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies.

We are also a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an emerging growth company.

Corporate Information

The Company was incorporated in California in September 2016 and reincorporated as a Delaware corporation in June 2021. Our principal executive offices are located at 1305 E. Houston St., Building 1, Suite 311, San Antonio, Texas 78205. Our telephone number is (888) 276-6888. Our website address is https://valionbio.com/. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

Shares offered by us	Up to 29,411,764 shares of our common stock.

Common Warrants offered by us

Common Warrants to purchase up to 29,411,764 shares of our common stock. Each Common Warrant will have an assumed exercise price of $0.51 per share, will be exercisable commencing on the date of issuance and will expire five years from the date of issuance. The shares of common stock and Common Warrants will be sold together, with each share of common stock to be sold together in a fixed combination with a Common Warrant to purchase one share of common stock. This offering also relates to the shares of common stock issuable upon exercise of Common Warrants sold in this offering. There is no established trading market for the Common Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Common Warrants or the Pre-Funded Warrants on any national securities exchange or other trading market.

Pre-Funded Warrants offered by us

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, Pre-Funded Warrants in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. Each Pre-Funded Warrant is exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant is equal to the combined public offering price per share of common stock and Common Warrant being sold to the public in this offering, minus $0.0001, the exercise price per each Pre-Funded Warrant. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrant sold in this offering. For each Pre-Funded Warrant that we sell, the number of shares of common stock that we are offering will be reduced on a one-for-one basis. Because we will issue a Common Warrant for each share of our Common Stock and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of the shares of our Common Stock and Pre-Funded Warrants sold.

Common stock outstanding prior to this offering	4,151,259 shares of common stock.

Common stock to be outstanding after this offering	Up to 33,563,023 shares of common stock.(1)

Use of proceeds	We estimate that the net proceeds to use from this offering will be approximately $13.7 million based on the assumed combined public offering price of $0.51 per share and Common Warrant, the last reported sale price of our common stock on The Nasdaq Capital Market on July 13, 2026, and after deducting the estimated Placement Agent fees and estimated offering expenses payable by us (and assuming no issuance of any Pre-Funded Warrants and no exercise of the Common Warrants in connection with this offering). We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, for the research and development with respect to our Entolimod program and for general corporate purposes. See “Use of Proceeds.”

Risk factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. You should read the section titled “Risk Factors” beginning on page 8 of this prospectus and the other information included or incorporated by reference into this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

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Reasonable Best Efforts

We have agreed to offer and sell the securities offered hereby directly to the purchasers. We have retained the Placement Agent to act as our placement agent to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby.

The information contained in this prospectus assumes the sale of the full amount of securities set forth on the cover page of this prospectus. However, because this offering is being conducted on a reasonable best efforts basis with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, Placement Agent fees, net proceeds, dilution and certain other matters are not presently determinable and may be substantially different than the amounts set forth herein.

See “Plan of Distribution” for additional information.

Market symbol and trading	Our common stock is listed on The Nasdaq Capital Market under the ticker symbol “VBIO.”

(1)	Except as otherwise indicated herein, the number of shares of our common stock to be outstanding after this offering is based on 4,151,259 shares of common stock outstanding as of June 30, 2026, which excludes:

•	311,002 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock outstanding, with a weighted-average exercise price of approximately $6.88 per share;

•	8,669,576 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock, with a weighted-average exercise price of approximately $2.93 per share;

•	29,411,764 shares of common stock issuable upon exercise of Common Warrants issued in this offering;

•	1,764,705 shares of common stock issuable upon exercise of Placement Agent Warrants issued in this offering;

•	28,494 shares of common stock issuable upon settlement of outstanding restricted stock units;

•	237,200 shares of common stock issuable upon conversion of outstanding shares of our Series A Non-Voting Convertible Preferred Stock;
•	4,451,166 shares of common stock issuable upon conversion of outstanding shares of our Series B Non-Voting Convertible Preferred Stock;
•	26,206,310 shares of common stock issuable upon conversion of outstanding shares of our Series C Non-Voting Convertible Preferred Stock; and

•	2,888,507 shares of common stock reserved for future issuance under our amended and restated 2021 Equity Incentive Plan (the “A&R 2021 Plan”).

Unless otherwise indicated, all information contained in this prospectus assumes or gives effect to the sale of the maximum number of shares of Common Stock offered pursuant to this prospectus and there are no issuances of Pre-Funded Warrants, and no exercises of any Common Warrants issued in this offering.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking” statements, as such term is defined by the Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company, volatility of stock price, commercial viability of our product candidates and any other factors discussed in this and other registrant filings with the Commission.

These risks and uncertainties and other factors include, but are not limited to those set forth under “Risk Factors” of this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

This prospectus contains forward-looking statements, including statements regarding, among other things:

•	our anticipated needs for working capital;

•	our ability to secure additional financing;

•	our ability to continue as a going concern;

•	our business plans and strategies, including our product development efforts;

•	regulatory or legal developments in the United States and other countries;

•	the level of expenses related to our product development and operations;

•	our efforts to expand our products and our business; and

•	our ability to maintain compliance with the listing requirements of The Nasdaq Capital Market.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under the section of this prospectus titled “Risk Factors” and matters described in prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors included in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to invest in our securities. The occurrence of any of the events or developments described below and in our filings with the Commission could harm our business, financial condition, operating results, and/or growth prospects.

The risks described below and in our filings with the Commission are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as competition, labor relations, general economic conditions, inflation, supply chain constraints, geopolitical changes, and international operations. We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity. The risks described below and in our filings with the Commission could cause our actual results to differ materially from those contained in the forward-looking statements we have made in this prospectus, the information incorporated herein by reference, and those forward-looking statements we may make from time to time. You should understand that it is not possible to predict or identify all such factors. This prospectus is qualified in its entirety by these risk factors.

There is substantial doubt regarding our ability to continue as a going concern. Following this offering, we will still need to raise substantial additional funding, which may not be available on acceptable terms, if at all, to be able to continue as a going concern and advance our business plan.

There is substantial doubt regarding our ability to continue as a going concern. Our existence in our current form is dependent upon our ability to obtain additional capital. Our cash and cash equivalents following this offering will not be sufficient to fund our long-term operations. Raising funds in the current economic environment is challenging and financing may not be available in sufficient amounts or on acceptable terms, if at all. The issuance of additional securities, whether equity or debt, or the possibility of such issuance, may cause the market price of our Common stock to decline. The sale of additional equity or debt securities may dilute the ownership of existing stockholders.

If we are unable to raise adequate funds, we may have to delay, reduce the scope of or eliminate some or all of our business plan expenditures, and the failure to procure such required financing could have a material and adverse effect on our business, liquidity, financial condition and results of operations as well as our ability to continue as a going concern. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. The inclusion of the going concern explanatory paragraph by our auditors, our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our business, share price, and our ability to raise new capital or to enter into critical contractual relations with third parties due to concerns about our ability to meet our contractual obligations.

Following this offering, we will need to obtain additional financing to continue as a going concern and to continue our ongoing development and proposed operations.

Following this offering, we will still require significant additional funds in the future through equity or debt financings, government funding or grants, private capital, royalty agreements, customer payments, or other strategic alliances with third parties, either alone or in combination, to fund our business plan and to complete our initiatives. Our business plan has required and will continue to require substantial capital expenditures. We will require financing to fund our research and development, and initial commercial production activities, including the legal, operational set-up, general and administrative, marketing, employee salaries and other related expenses.

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Obtaining additional funding will be subject to various additional factors, including investor acceptance of our business plan, the status of our development program and ongoing results from our biopharmaceutical efforts. If we are not able to secure adequate additional funding when needed, we will need to re-evaluate our operating plan and may be forced to make significant reductions in spending, extend payment terms with suppliers, liquidate assets where possible, limit, suspend or curtail planned development programs and cease operations entirely. Having insufficient funds may also require us to relinquish rights to assets and technology that we would otherwise prefer to develop ourselves, or on less favorable terms than we would otherwise choose. The foregoing actions and circumstances could materially adversely impact our business, liquidity, results of operations and future prospects.

Any such required financing may not be available in amounts or on terms acceptable to us or at all, and the failure to procure such required financing could have a material and adverse effect on our business, financial condition and results of operations.

Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. Any additional equity financing will dilute stockholdings, and debt financing, if available, may involve restrictions on financing and operating activities. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on such debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. Any sale of securities will also need to comply with the applicable rules of the stock exchanges on which our securities are listed or quoted for trading. Further, strategic collaboration or royalty agreements may provide us with non-dilutive or minimally dilutive financing but adversely impact our future results of operations or capital resources. Following this offering, there is no guarantee that we will be able to secure any additional funding or be able to secure funding which will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for one (1) year from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for ninety (90) days from closing; and (iv) indemnification for breach of contract.

This offering is being conducted on a reasonable best efforts basis, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to complete this offering. As there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the securities offered hereby, which would significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the securities offered in this offering. The success of this offering will impact our ability to use the proceeds to execute our business plans, including as described under “Use of Proceeds.” We may have insufficient capital to implement our business plans, potentially resulting in greater operating losses or dilution unless we are able to raise capital from alternative sources.

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We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.

We intend to use the net proceeds of this offering in connection with general corporate purposes and working capital. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

If you purchase our securities in this offering, you will suffer immediate dilution of your investment.

The combined public offering price of our common stock will be substantially higher than the as adjusted net tangible book value per share as of March 31, 2026. Therefore, if you purchase our common stock in this offering, you will pay a price per share of common stock and Common Warrant that substantially exceeds our as adjusted net tangible book value per share immediately after this offering. Based on the assumed combined public offering price of $0.51 per share and Common Warrant, the last reported sale price of our common stock on The Nasdaq Capital Market on July 13, 2026, and after deducting the estimated Placement Agent fees and estimated offering expenses payable by us, you will experience immediate dilution of $0.02 per share, representing the difference between our as adjusted net tangible book value per share after this offering and the assumed combined public offering price per share. After this offering, we will also have outstanding options to purchase shares of our common stock. To the extent these outstanding options are exercised, there will be further dilution to investors in this offering. See the section titled “Dilution” for additional information.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional equity securities at prices that may not be the same as the price per share of common stock in this offering. We may sell shares of common stock or other equity securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing common stock or other securities in the future could have rights superior to existing shareholders. The price per share of common stock at which we sell additional shares of common stock, or convertible securities or other equity securities, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales of our common stock in the public market could cause the market price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock.

As of June 30, 2026, we had outstanding a total of 4,151,259 shares of common stock (without giving effect to any of the share issuances that occurred after June 30, 2026). All of our outstanding shares as of such date were eligible for sale in the public market, other than shares and options held by directors, executive officers, and other affiliates that are subject to volume limitations under Rule 144 of the Securities Act, and various vesting agreements.

Future sales also could cause the trading price of our common stock to decline and make it more difficult for investors to sell shares of our common stock.

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The contemplated reverse stock split could cause our stock price to decline relative to its value before the split and decrease the liquidity of shares of our Common Stock.

At the Company’s planned Special Meeting of Stockholders, to be held August 14, 2026, the Company’s stockholders are being asked to approve a proposal to grant the Board discretionary authority to amend our amended and restated certification of incorporation to effect a reverse stock split of all of our issued and outstanding shares of common stock at a ratio of not less than 1-for-5 and not greater than 1-for-50 (the “Reverse Stock Split”), such ratio to be determined by our Board of at any time within twelve months from the date that stockholder approval is obtained, without further approval or authorization of our stockholders, with the exact ratio to be determined by the Board without further approval or authorization of our stockholders.

There is no assurance that the Reverse Stock Split will be approved by our stockholders or will be implemented by any certain date. In the case of approval, there is no assurance that effecting the Reverse Stock Split will not cause an actual decline in the value of our outstanding common stock. The liquidity of the shares of our common stock may be affected adversely given the reduced number of shares that will be outstanding following the Reverse Stock Split, especially if the market price of our common stock does not increase as a result of the Reverse Stock Split, if implemented in the future. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Even if we effect the Reverse Stock Split of our common stock, we cannot assure you that the market price of our common stock will remain high enough for such Reverse Stock Split to have the intended effect of complying with Nasdaq’s minimum bid price requirement.

We plan to effect the Reverse Stock Split in order to achieve a sufficient increase in our stock price to enable us to continue qualify for listing on The Nasdaq Capital Market and to satisfy Nasdaq’s minimum bid price requirement. Even if Reverse Stock Split occurs, there can be no assurance that the market price of our common stock following the Reverse Stock Split will remain at the level required for continuing compliance with Nasdaq’s requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the Reverse Stock Split, the percentage decline may be greater than would occur in the absence thereof. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and thus jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement and overall continued listing on The Nasdaq Capital Market.

The Pre-Funded Warrants and Common Warrants are speculative in nature and there is not expected to be an active trading market for the warrants.

The Pre-Funded Warrants and Common Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Holders of the Pre-Funded Warrants may exercise their right to acquire the common stock and pay an exercise price of $0.0001 per share and holders of the Common Warrants may acquire shares of common stock issuable upon exercise of such warrants at an assumed exercise price of $0.51 per share. The Pre-Funded Warrants do not expire and the Common Warrants will expire five years from the date of issuance. In addition, there is no established trading market for the Pre-Funded Warrants or the Common Warrants and we do not expect an active trading market to develop. Without an active trading market, the liquidity of the Pre-Funded Warrants and the Common Warrants will be limited.

Holders of the Pre-Funded Warrants or the Common Warrants will have no rights as a holder of Common Stock until they acquire our Common Stock.

Until holders of the Pre-Funded Warrants or the Common Warrants acquire shares of our common stock upon exercise of the Pre-Funded Warrants or the Common Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the Pre-Funded Warrants or the Common Warrants. Upon exercise of the Pre-Funded Warrants or the Common Warrants, the holder will be entitled to exercise the rights of a holder of common stock as to the security exercised only as to matters for which the record date occurs after the exercise.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $13.7 million (assuming the issuance and sale of the maximum number of securities offered pursuant to this prospectus, there are no issuances of Pre-Funded Warrants and the Common Warrants and Placement Agent Warrants are not exercised), based on the assumed combined public offering price of $0.51 per share and Common Warrant, the last reported sale price of our Common Stock on Nasdaq on July 13, 2026, and after deducting the estimated Placement Agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the Pre-Funded Warrants and Common Warrants. However, because this offering is being conducted on a reasonable best efforts basis with no minimum number of securities or amount of proceeds as a condition to closing, the actual net proceeds that we receive is not presently determinable and may be substantially less. Based on the assumed combined public offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $10.1 million, $6.6 million, and $3.1 million, respectively, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, and pending and future acquisitions. We do not expect such intended uses to change in the event that we do not sell all of the securities offered under this prospectus. We have not determined the amount of net proceeds to be used specifically for any of such purposes.

Our expected use of net proceeds from this offering are based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, we cannot predict with any certainty our use of the net proceeds from this offering or the amounts that we will actually spend on each area of use set forth above. Our management will retain broad discretion over the allocation of the net proceeds from this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described above. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

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DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the combined public offering price per share and Common Warrant and the as adjusted net tangible book value per share of our common stock after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the combined public offering price per share and Common Warrant paid by investors in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of March 31, 2026 was approximately $2.2 million, or approximately $0.77 per share of common stock.

After giving effect to the sale of 29,411,764 shares of our common stock (and no sale of Pre-Funded Warrants) and Common Warrants pursuant to this prospectus in the aggregate amount of $15,000,000 at an assumed combined public offering price of $0.51 per share and accompanying Common Warrant, the last reported sale price of our common stock on The Nasdaq Capital Market on July 13, 2026, and after deducting the estimated Placement Agent fees and estimated aggregate offering expenses payable by us, our net tangible book value as of March 31, 2026 would have been approximately $15.9 million, or $0.49 per share of common stock. This represents a decrease in the net tangible book value per share to our existing stockholders of approximately $0.28 per share and an immediate dilution in the net tangible book value of approximately $0.02 per share to new investors.

After giving effect to the sale of 29,411,764 shares of our common stock (and no sale of Pre-Funded Warrants) and Common Warrants pursuant to this prospectus in the aggregate amount of $15,000,000 at an assumed combined public offering price of $0.51 per share and accompanying Common Warrant, the last reported sale price of our common stock on The Nasdaq Capital Market on July 13, 2026, and after deducting the estimated Placement Agent fees and estimated aggregate offering expenses payable by us, and after giving effect to the issuance of 1,271,402 shares of our common stock that has been issued since March 31, 2026, our pro forma net tangible book value as of March 31, 2026 would have been approximately $15.9 million, or $0.48 per share of common stock. This represents a decrease in net tangible book value to existing stockholders of approximately $0.29 per share of common stock and an immediate dilution in the net tangible book value of approximately $0.03 per share to new investors. The Pro Forma information is illustrative only. Our net tangible book value following the completion of this Offering is subject to adjustment based on the actual public offering price in this Offering.

The following table illustrates this per share dilution:

Assumed offering price per share	$0.51
Historical net tangible book value per share as of March 31, 2026	$0.77
Decrease per share attributable to this offering	$(0.28)
As adjusted net tangible book value per share as of March 31, 2026, after giving effect to this offering	$0.49
Pro Forma net tangible book value per share as of March 31, 2026, after giving effect to this offering	$0.48
Dilution per share to new investors in this offering	$0.02

Based on the assumed combined public offering price set forth above and assuming no sale of Pre-Funded Warrants, we estimate that our as adjusted net tangible book value per share from the sale of 75% of the securities set forth on the cover page of this prospectus would be approximately $0.50, and an immediate dilution in the net tangible book value of approximately $0.01 per share to new investors. Based on the assumed combined public offering price set forth above and assuming no sale of Pre-Funded Warrants, we estimate that our as adjusted net tangible book value per share from the sale of 50% of the securities set forth on the cover page of this prospectus would be approximately $0.51, with no immediate dilution in the net tangible book value to new investors. Based on the assumed combined public offering price set forth above and assuming no sale of Pre-Funded Warrants, we estimate that our as adjusted net tangible book value per share from the sale of 25% of the securities set forth on the cover page of this prospectus would be approximately $0.53, with no immediate dilution in the net tangible book value to new investors.

The dilution information above is for illustration purposes only. Our as adjusted net tangible book value following the closing of this offering will depend on the actual combined public offering price and other terms of this offering determined at pricing.

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The foregoing table and calculations are based on an aggregate of 2,879,857 shares of our Common Stock outstanding as of March 31, 2026, and excludes:

•	321,650 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock outstanding, with a weighted-average exercise price of approximately $6.74 per share;

•	8,950,562 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock, with a weighted-average exercise price of approximately $2.96 per share;

•	32,631 shares of common stock issuable upon settlement of outstanding restricted stock units;

•	237,200 shares of common stock issuable upon conversion of outstanding shares of our Series A Non-Voting Convertible Preferred Stock;
•	2,748,549 shares of common stock issuable upon conversion of outstanding shares of our Series B Non-Voting Convertible Preferred Stock;
•	15,996,346 shares of common stock issuable upon conversion of outstanding shares of our Series C Non-Voting Convertible Preferred Stock; and

•	297,751 shares of common stock reserved for future issuance under our amended and restated 2021 Equity Incentive Plan (the “A&R 2021 Plan”).

To the extent that warrants and options are exercised, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock is converted and shares held in abeyance are issued, there may be further dilution to new investors.

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DESCRIPTION OF CAPITAL STOCK

Description of Capital Stock

The following description of our capital stock is a summary. The following description of our securities is not complete and may not contain all the information you should consider before investing in our securities. This description is summarized from, and qualified in its entirety by reference to, the complete text of our amended and restated certificate of incorporation (“Charter”) and amended and restated bylaws (“Bylaws”), as are each included as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference herein.

General

Our authorized capital stock consists of 210,000,000 shares, all with a $0.0001 par value of per share, of which:

•	200,000,000 shares are designated as common stock; and

•	10,000,000 shares are designated as preferred stock.

Common Stock

Our common stock is listed on The Nasdaq Capital Market under the symbol “VBIO.”

Voting Rights

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our Charter to alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of our common stock do not have cumulative voting rights. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect. Except as otherwise provided by our Charter, bylaws, the rules or regulations of any stock exchange applicable to the Company, or applicable law or pursuant to any regulation applicable to the Company or its securities, all other matters presented to our stockholders at a duly called or convened meeting, at which a quorum is present, shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Dividends

Dividends may be declared and paid on shares of our common stock as and when determined by our board of directors, subject to any preferential dividend or other rights of any then outstanding preferred stock and to the requirements of applicable law. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to share equally, identically and ratably in any dividends that our board of directors may determine to issue from time to time.

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Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares, and there are no redemption or sinking funds provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our Charter, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

As of June 30, 2026, there were 403 shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), issued and outstanding, 2,075 shares of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), issued and outstanding, and 11,687 shares of the Company’s Series C Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), issued and outstanding.

Series A Preferred Stock

On February 10, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Non-Voting Convertible Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware, pursuant to which 6,000 shares of the Company’s authorized shares of preferred stock were designated as Series A Preferred Stock. A summary of the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock is set forth below.

Ranking - the Series A Preferred Stock ranks on parity with the Company’s common stock and junior to the Company’s Series B Preferred Stock and Series C Preferred Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividend Rights - to the extent that dividends are paid to holders of the Company’s common stock, holders of Series A Preferred Stock shall be entitled to participate in such dividends on an as-if-converted-to-common-stock basis, without regard to the Series A Beneficial Ownership Limitation (as defined below).

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Voting Rights - except as otherwise provided by the Series A Certificate of Designation or required by law, the Series A Preferred Stock has no voting rights. Provided, however, that so long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Preferred Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s amended and restated articles of incorporation, as amended (the “Charter”), or amended and restated bylaws (the “Bylaws”), or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, in each case if any such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series A Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Conversion - subject to the Series A Beneficial Ownership Limitation, each share of Series A Preferred Stock is convertible into approximately 588 shares of Company common stock (the “Series A Conversion Ratio”), as follows:

•	Automatic Conversion - effective as of 5:00 p.m. Eastern time on the third business day after the date that the Company’s stockholders approve the conversion of the Series A Preferred Stock into shares of common stock in accordance with the listing rules of the Nasdaq Stock Market (“Stockholder Approval”), each share of Series A Preferred Stock then outstanding shall automatically convert into a number of shares of common stock equal to the Series A Conversion Ratio, subject to the Series A Beneficial Ownership Limitation. The Company received Stockholder Approval at its 2025 Annual Meeting of Stockholders, held on June 30, 2025. As a result, on July 3, 2025, 88 shares of Series A Preferred Stock automatically converted into 51,504 shares of Company common stock

•	Optional Conversion - subject to the Series A Beneficial Ownership Limitation and the automatic conversion (discussed above), each share of Series A Preferred Stock then outstanding shall be convertible, at any time and from time to time following 5:00 p.m. Eastern time on the third business day after the date that the Stockholder Approval is obtained by the Company, at the option of the holder thereof, into a number of shares of common stock equal to the Series A Conversion Ratio.

Beneficial Ownership Limitation - a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of the applicable beneficial ownership limitation (the “Series A Beneficial Ownership Limitation”). For purposes of the Series A Preferred Stock, the Series A Beneficial Ownership Limitation shall initially be set at 9.9% for each holder and its affiliates and may be adjusted at the discretion of the holder to a percentage between 4.9% and 19.9% (but not to exceed 19.9%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock pursuant to such conversion.

Redemption Rights - shares of Series A Preferred Stock are not redeemable.

Liquidation Rights - in the event of liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series A Preferred Stock shall rank on parity with common stockholders as to the distributions of assets.

Series B Preferred Stock

On April 29, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Non-Voting Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware in connection with the tranched financing. The Series B Certificate of Designation became effective upon filing and designates 8,400 shares of the Company’s preferred stock as Series B Preferred Stock.

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Ranking - the Series B Preferred Stock ranks senior to the Company’s common stock and Series A Preferred Stock, and junior to the Company’s Series C Preferred Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividend Rights - the holders of outstanding shares of Series B Preferred Stock shall be entitled to cumulative dividends at an annual rate of 10% of the Stated Value (as defined below) per share. Dividends shall accrue from the date of each such Tranche Closing, and for as long as any shares of Series B Preferred Stock remain issued and outstanding and are payable quarterly in arrears. At the Company’s option, dividends on the Series B Preferred Stock may be paid in (i) cash, (ii) by adding the amount of dividends payable on such date to the aggregate Stated Value of such holder’s shares of Series B Preferred Stock (“PIK Dividends”), or (iii) any combination of cash and PIK Dividends. The “Stated Value” shall mean $1,000 per share, subject to adjustment in the event of any stock dividend (including PIK Dividends), stock split, combination, recapitalization, or other similar event affecting such shares.

Voting Rights - except as otherwise provided by the Series B Certificate of Designation or required by law, the Series B Preferred Stock has no voting rights. Provided, however, that so long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series B Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Series B Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s Charter or Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, in each case if any such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, (ii) issue further shares of Series B Preferred Stock, or (iii)enter into any agreement with respect to any of the foregoing.

Conversion - subject to the Series B Beneficial Ownership Limitation, at any time, each holder of Series B Preferred Stock shall have the right, at such holder’s option, to convert any or all of the shares of Series B Preferred Stock held by such holder into fully paid and nonassessable shares of Company common stock. The number of shares of common stock issuable upon conversion of each share of Series B Preferred Stock shall be equal to the quotient obtained by dividing (i) the Stated Value of such share of Series B Preferred Stock plus all accrued and unpaid dividends thereon by (ii) the Series B Conversion Price in effect on the date of conversion. The conversion price (the “Series B Conversion Price”) in effect on any conversion date shall be equal to 90% of the lowest closing volume-weighted average price of the Company’s common stock on the Nasdaq Capital Market for the five trading days immediately preceding the date of the conversion notice delivered by the holder, subject to adjustment, provided, however, that in no event shall the Series B Conversion Price be lower than $1.294 per share (the “Floor Price”), subject to adjustment. On December 9, 2025, the Company agreed to take all necessary action to lower the applicable floor price to $0.39 per share, and, in connection therewith, the Company held a meeting of its stockholders to seek approval of a proposal to waive the 19.99% exchange cap in connection with such amendment, which such proposal was approved by the Company’s stockholders at its annual meeting on May 28, 2026.

Beneficial Ownership Limitation - a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of the applicable beneficial ownership limitation (the “Series B Beneficial Ownership Limitation”). For purposes of the Series B Preferred Stock, the Series B Beneficial Ownership Limitation shall initially be set at 4.9% for each holder and its affiliates and may be adjusted at the discretion of the holder to a percentage between 4.9% and 19.9% (but not to exceed 19.9%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock pursuant to such conversion.

Redemption Rights - the Company may, at any time and in its sole discretion, request to redeem all or any portion of the outstanding shares of Series B Preferred Stock at a price equal to 115% of the Stated Value plus all accrued and unpaid dividends thereon by providing the holder at least 10 days prior written notice, during which 10 day period the holder thereof shall have the right to convert such holder’s shares of Series B Preferred Stock into shares of Company common stock. Upon the closing of any equity or equity linked financing by the Company after the issuance date, the holder shall have the right, but not the obligation, to require the Company to redeem, out of the proceeds of such financing, up to 25% of the aggregate amount of net proceeds raised in the financing, outstanding shares of Series B Preferred Stock at a per share price equal to the Stated Value, plus all accrued and unpaid dividends thereon, provided that such right shall expire 5 days after the holder receives notice from the Company of the consummation of a financing.

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Liquidation Rights - in the event of the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets, funds, or proceeds available for distribution of the Company to the holders of common stock or any other class or series of capital stock ranking junior to the Series B Preferred Stock upon liquidation, by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value plus all accrued and unpaid dividends thereon or (ii) the amount that such holder would receive if such holder converted all of its shares of Series B Preferred Stock into common stock immediately prior to such liquidation, dissolution or winding up.

Series C Preferred Stock

On December 9 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series C Non-Voting Convertible Preferred Stock (the “Series C Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series C Certificate of Designation became effective upon filing and designates 75,000 shares of the Company’s preferred stock as Series C Preferred Stock.

Ranking - the Series C Preferred Stock ranks senior to the Company’s common stock. Series A Preferred Stock and Series B Preferred Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividend Rights - the holders of outstanding shares of Series C Preferred Stock shall be entitled to cumulative dividends at an annual rate of 6% of the Stated Value (as defined below) per share. Dividends shall accrue from the date of each such Tranche Closing, and for as long as any shares of Series C Preferred Stock remain issued and outstanding and are payable quarterly in arrears. At the Company’s option, dividends on the Series C Preferred Stock may be paid in (i) cash, (ii) by adding the amount of dividends payable on such date to the aggregate Stated Value of such holder’s shares of Series C Preferred Stock (“PIK Dividends”), or (iii) any combination of cash and PIK Dividends. The “Stated Value” shall mean $1,080 per share, subject to adjustment in the event of any stock dividend (including PIK Dividends), stock split, combination, recapitalization, or other similar event affecting such shares.

Voting Rights - except as otherwise provided by the Series C Certificate of Designation or required by law, the Series C Preferred Stock has no voting rights. Provided, however, that so long as any shares of Series C Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series C Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s Charter or Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, in each case if any such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock, (ii) issue further shares of Series B Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Conversion - subject to the Series C Beneficial Ownership Limitation, at any time, each holder of Series C Preferred Stock shall have the right, at such holder’s option, to convert any or all of the shares of Series C Preferred Stock held by such holder into fully paid and nonassessable shares of Company common stock. The number of shares of common stock issuable upon conversion of each share of Series C Preferred Stock shall be equal to the quotient obtained by dividing (i) the Stated Value of such share of Series C Preferred Stock plus all accrued and unpaid dividends thereon by (ii) the Series C Conversion Price in effect on the date of conversion. The conversion price (the “Series C Conversion Price”) in effect on any conversion date shall be equal to 93% of the lowest closing volume-weighted average price of the Company’s common stock on the Nasdaq Capital Market for the five trading days immediately preceding the date of the conversion notice delivered by the holder, subject to adjustment, provided, however, that in no event shall the Series C Conversion Price be lower than $0.39 per share (the “Floor Price”), subject to adjustment.

Beneficial Ownership Limitation - a holder of Series C Preferred Stock is prohibited from converting shares of Series C Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of the applicable beneficial ownership limitation (the “Series C Beneficial Ownership Limitation”). For purposes of the Series C Preferred Stock, the Series C Beneficial Ownership Limitation shall initially be set at 4.9% for each holder and its affiliates and may be adjusted at the discretion of the holder to a percentage between 4.9% and 19.9% (but not to exceed 19.9%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock pursuant to such conversion.

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Redemption Rights - the Company may, at any time and in its sole discretion, request to redeem all or any portion of the outstanding shares of Series C Preferred Stock at a price equal to 115% of the Stated Value plus all accrued and unpaid dividends thereon by providing the holder at least 10 days prior written notice, during which 10 day period the holder thereof shall have the right to convert such holder’s shares of Series C Preferred Stock into shares of Company common stock. Upon the closing of any equity or equity linked financing by the Company after the issuance date, the holder shall have the right, but not the obligation, to require the Company to redeem, out of the proceeds of such financing, up to 36% of the aggregate amount of net proceeds raised in the financing, outstanding shares of Series C Preferred Stock at a per share price equal to the Stated Value, plus all accrued and unpaid dividends thereon, provided that such right shall expire 5 days after the holder receives notice from the Company of the consummation of a financing.

Liquidation Rights - in the event of the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets, funds, or proceeds available for distribution of the Company to the holders of common stock or any other class or series of capital stock ranking junior to the Series C Preferred Stock upon liquidation, by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value plus all accrued and unpaid dividends thereon or (ii) the amount that such holder would receive if such holder converted all of its shares of Series C Preferred Stock into common stock immediately prior to such liquidation, dissolution or winding up.

Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Some provisions of Delaware law, our Charter and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Classified Board of Directors

Our board of directors is divided into three classes serving three-year terms, with one class being elected each year by a plurality of the votes cast by the stockholders entitled to vote on the election.

Removal of Directors

Our Bylaws provide that, subject to the rights of the holders of the shares of any series of preferred stock, no member of our board of directors may be removed from office by our stockholders except for cause.

Stockholders Not Entitled to Cumulative Voting

Our Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

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Board Vacancies

Our Bylaws generally provide that only our board of directors (and not the stockholders) may fill vacancies and newly created directorships.

While the foregoing provisions of our Charter, Bylaws and Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors, and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Proposals of Business and Nominations.

Our Bylaws generally regulate proposals of business and nominations for election of directors by stockholders. In general, Section 2.5 requires stockholders intending to submit proposals or nominations at a stockholders meeting to provide the Company with advance notice thereof, including information regarding the stockholder proposing the business or nomination as well as information regarding the proposed business or nominee. Sections 2.4 and 2.5 provide a time period during which business or nominations must be provided to the Company that will create a predictable window for the submission of such notices, eliminating the risk that the Company finds a meeting will be contested after printing its proxy materials for an uncontested election and providing the Company with a reasonable opportunity to respond to nominations and proposals by stockholders.

Blank Check Preferred Stock

Our Board has the right to issue preferred stock in one or more series and to determine the designations, rights, preferences of such preferred stock without stockholder approval.

Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders may be called only by chairman of our board of directors, chief executive officer or president, or by a resolution adopted by a majority of our board of directors, but such not by any other person or persons (including our stockholders).

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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Generally, a business combination includes a merger, asset, stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of Section 203 to have an anti-takeover effect with respect to transactions our Board does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Choice of Forum

Our Charter and Bylaws provide that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or our stockholders, creditors or other constituents; (iii) any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Charter or our Bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our Charter or Bylaws; or (v) or any action asserting a claim against us that is governed by the internal affairs doctrine; provided that, the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, or the Company consents in writing to the selection of an alternative forum, such action may be brought in another state or federal court sitting in the State of Delaware. Our Charter and Bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act or Exchange Act. Nothing in Charter and Bylaws preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Odyssey Transfer and Trust Company. The transfer agent’s address is 860 Blue Gentian Road, Suite 320, Eagan, MN 55121.

Trading Symbol and Market

Our Common Stock is listed and traded on Nasdaq under the symbol “VBIO.”

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering an aggregate of up to 29,411,764 shares of our common stock and/or Pre-Funded Warrants to purchase shares of our common stock. Our shares of common stock and/or Pre-Funded Warrants are being offered together with Common Warrants to purchase up to 29,411,764 shares of our common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration, Exercise Price and Form.

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying common warrants and may be transferred separately immediately thereafter. The Pre-Funded Warrants will be issued in certificated form only.

Exercisability.

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Pre-Funded Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Pre-Funded Warrants at closing to have their Pre-Funded Warrants exercised immediately upon issuance and receive shares of common stock underlying the Pre-Funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Fractional Shares.

No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either round up to the nearest whole number or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Cashless Exercise.

If, at the time a holder exercises its Pre-Funded Warrant, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

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Transferability.

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing.

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder.

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction.

In the event of a fundamental transaction, as described in the Pre-Funded Warrant and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Duration, Exercise Price and Form.

Each Common Warrant offered hereby will have an assumed exercise price of $0.51 per share and will be exercisable immediately upon issuance. The Common Warrants will expire on the five (5) year anniversary of the date of issuance. The exercise price and number of shares of common stock issuable upon exercise of the Common Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. In addition, subject to the rules and regulations of Nasdaq Capital Market, the Company may at any time during the term of the Common Warrant, subject to the prior written consent of the holder thereof, reduce the then current exercise price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

The Common Warrants will be issued separately from the common stock and Pre-Funded Warrants and may be transferred separately immediately thereafter.

Exercisability.

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrant up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrant.

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Cashless Exercise.

If, at the time a holder exercises its Common Warrant, a registration statement registering the issuance of the shares of common stock underlying the Common Warrant under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrants.

Fractional Shares.

No fractional shares of common stock will be issued upon the exercise of the Common Warrant. In lieu of fractional shares, we will either round up to the nearest whole number or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability.

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrants to us together with the appropriate instrument of transfer.

Exchange Listing.

There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited.

Right as a Stockholder.

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction.

In the event of a fundamental transaction, as described in the form of Common Warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding common stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Common Warrant will have the right to require us to repurchase its Common Warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of Common Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Placement Agent Warrants

We have also agreed to issue to the Placement Agent or its designees as compensation in connection with this offering, the Placement Agent Warrants to purchase up to 1,764,705 shares of common stock. The Placement Agent Warrants will be exercisable upon issuance and will have substantially the same terms as the Common Warrants described above, except that the Placement Agent Warrants will have an assumed exercise price of $0.561 per share (representing 110% of the combined public offering price per share and accompanying Common Warrant) and a termination date that will be five (5) years from the commencement of the sales pursuant to this offering. See “Plan of Distribution” below.

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PLAN OF DISTRIBUTION

We are offering on a reasonable best efforts basis up to 29,411,764 shares of our common stock (and/or Pre-Funded Warrants) and Common Warrants to purchase up to 29,411,764 shares of our common stock at an assumed combined public offering price of $0.51 per share and Common Warrant, which represents the closing price of our common stock on The Nasdaq Capital Market on July 13, 2026, for gross proceeds of up to $15 million, before deduction of placement agent commissions and offering expenses. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum number of securities being offered in this prospectus.

We have engaged the Placement Agent to act as our placement agent to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire number of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce (i) a covenant to not enter into variable rate financings for a period of one (1) year following the closing of the offering, subject to certain conditions and exceptions, and (ii) a covenant to not enter into any equity financings for ninety (90) days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

•	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

•	covenants regarding matters such as registration of warrant shares, no integration with other offerings, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of common stock, no subsequent equity sales for ninety (90) days from closing of the offering, subject to certain exceptions, and an agreement to not enter into variable rate financings for one (1) year from closing, subject to certain exceptions.

Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more sub-agents or selected dealers in connection with this offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect this offering to be completed not later than one business day following the commencement of this offering, which will be the date that we enter into a securities purchase agreement to sell the securities offered hereby. There is no arrangement for funds to be received in escrow, trust or similar arrangement and the shares of common stock (or Pre-Funded Warrants in lieu thereof) will be offered at a fixed price and are expected to be issued in a single closing. We expect to deliver the securities being offered pursuant to this prospectus on or about         , 2026.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to seven percent (7.0%) of the aggregate gross cash proceeds to us from the sale of securities in the offering. In addition, upon any exercise for cash of any warrants issued to investors in this offering, we will pay to the Placement Agent, within five (5) business days of our receipt of the exercise price, a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds from the exercise of such warrants. We will also reimburse the Placement Agent for certain of its out-of-pocket expenses incurred in connection with this offering, including the Placement Agent’s legal fees, and actual travel and reasonable out-of-pocket expenses if this offering is completed, in an amount not to exceed $75,000.

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The following table shows the combined public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement Agent fees	$	$	$
Proceeds to us, before expenses	$	$	$

We estimate that the total expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the Placement Agent fees, will be approximately $281,279.72, all of which are payable by us. This figure includes, among other things, the Placement Agent’s expenses (including the legal fees, costs and expenses for the Placement Agent’s legal counsel) that we have agreed to reimburse.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent, or its designees, the Placement Agent Warrants to purchase up to shares (which represents 6.0% of the total aggregate number of warrants issued to investors in this offering) with an assumed exercise price of $0.561 per share (representing 110% of the assumed combined public offering price per share and accompanying Common Warrant). The Placement Agent Warrants will be exercisable immediately. The Placement Agent Warrants will expire five (5) years from the date of the commencement of sales in this offering. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of warrant shares by the holders of the Placement Agent warrants, then the Placement Agent Warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holders shall be entitled to receive a number of warrant shares as calculated in the Placement Agent Warrants.

The Placement Agent Warrants provide for customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares issuable thereunder shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Placement Agent persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth below for the remainder of the time period; (vi) so long as we continue to meet the registration requirements of Forms S-3; or (vii) back to us in a transaction exempt from registration under the Securities Act.

Lock-Up Agreements

Our directors, officers and certain stockholders will enter into lock-up agreements in connection with this offering. Under these agreements, these individuals will agree, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending ninety (90) days following the closing of this offering without the prior written consent of the Placement Agent. Specifically, these individuals have agreed, in part, not to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of our common stock or securities convertible, exchangeable or exercisable into shares of our common stock beneficially owned by them. Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

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We have also agreed to a similar lock-up restrictions on the issuance and sale of our securities for ninety (90) days following the closing of this offering, subject to certain exceptions. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of one (1) year following the closing date of this offering, subject to certain exceptions.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual public offering price of the securities we are offering, and the exercise price of the Common Warrants being sold together with the shares of common stock (or Pre-Funded Warrants in lieu thereof) that we are offering, were negotiated among us, the Placement Agent and the investors in the offering based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the combined public offering price of the securities we are offering, as well as the exercise price of the Common Warrants that we are offering, include our history and prospects, the market price of our common stock on The Nasdaq Capital Market, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent or an affiliate. Other than this prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as placement agent and should not be relied upon by investors.

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Certain Relationships

The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Snell & Wilmer L.L.P., San Diego, California. Certain legal matters will be passed upon for the Placement Agent by Haynes and Boone, LLP, New York, New York.

EXPERTS

Rosenberg Rich Baker Berman, P.A., the Company’s independent registered public accounting firm, has audited the Company’s financial statements at December 31, 2025 and 2024, and for the years then ended, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern), which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on Rosenberg Rich Baker Berman P.A.’s report, given on the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company. Nor was any such person connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information from other documents that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus and the registration statement of which this prospectus is a part.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 30, 2026;

•	Our Quarterly Report on Form 10-Q filed with the Commission on May 14, 2026;

•	Our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on February 9, 2026, February 23, 2026, March 4, 2026, March 11, 2026, March 13, 2026, March 20, 2026, April 23, 2026, May 4, 2026, June 3, 2026, and June 18, 2026; and

•	The description of our common stock contained in our registration statement on Form 8-A (File No. 001-41052), filed with the Commission under Section 12(b) of the Exchange Act on November 10, 2021, including any amendments or reports filed for the purpose of updating such description, and Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed with the Commission on March 31, 2022.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Valion Bio, Inc.

Attention: Corporate Secretary

1305 E. Houston Street, Building 1, Suite 311

San Antonio, Texas 78205

You may also access these documents, free of charge, on the Commission’s website at www.sec.gov or on our website at https://valionbio.com/investors/. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or the registration statement of which this prospectus is a part.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is www.sec.gov.

We are subject to the periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the Commission. These periodic reports, proxy statements and other information are available on the website of the Commission referred to above. We also maintain a website at https://valionbio.com/. You may access these materials at our corporate website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our corporate website is not a part of this prospectus and the inclusion of our corporate website address in this prospectus is an inactive textual reference only.

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Valion Bio, Inc.

Up to 29,411,764 Shares of Common Stock

Up to 29,411,764 Pre-Funded Warrants to Purchase up to 29,411,764 Shares of Common Stock

Up to 29,411,764 Common Warrants to Purchase up to 29,411,764 Shares of Common Stock

Up to 1,764,705 Placement Agent Warrants to Purchase up to 1,764,705 Shares of Common Stock

Up to 29,411,764 Shares of Common Stock underlying the Pre-Funded Warrants

Up to 29,411,764 Shares of Common Stock underlying the Common Warrants

Up to 1,764,705 Shares of Common Stock underlying the Placement Agent Warrants

PRELIMINARY PROSPECTUS

Dawson James Securities, Inc.

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the Securities and Exchange Commission (the “Commission”) registration fee.

Amount to be Paid
Commission Registration Fee	$4,279.72
FINRA filing fee	2,000.00
Legal fees and expenses	250,000.00
Accounting fees and expenses	10,000.00
Miscellaneous fees and expenses	15,000.00
Total	$281,279.72

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation, as amended (our “Charter”), and amended and restated bylaws, as amended (our “Bylaws”) that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of laws;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Charter authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our Bylaws will provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our Bylaws are not exclusive.

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Our Charter provides that we will indemnify each person who was or is a party, or is or was threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Charter provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

The above discussion of our Charter, Bylaws and Delaware law is not intended to be exhaustive and is respectively qualified in its entirety by such Charter, Bylaws and applicable Delaware law.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain standard policies of insurance that provide coverage for certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

To the extent that our directors and officers are indemnified under the provisions contained in our Charter, Bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

All share and per share data from the period prior to August 23, 2023 included in this Item 15 has been retrospectively adjusted to reflect the 1-for-100 reverse stock split of our issued and outstanding common stock, which was effected on August 23, 2023, and all share and per share date from the period prior to March 7, 2025 included in this Item 15 has been retrospectively adjusted to reflect the 1-for-17 reverse stock split of our issued and outstanding common stock, which was effected on March 7, 2025.

Warrants

On July 19, 2023, we issued warrants to purchase an aggregate of 1,206 shares of our common stock to a placement agent as partial consideration for services provided to the Company in connection with the registered public offering that closed on the same day. The warrants have a term of five years from the commencement of sales under the offering, are exercisable commencing six months from closing, and have an exercise price of $81.60 per share of common stock.

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On August 9, 2023, we issued warrants to purchase an aggregate of 781 shares of our common stock to a placement agent as partial consideration for services provided to the Company in connection with the registered public offering that closed on the same day. The warrants have a term of five years from the commencement of sales under the offering, are exercisable commencing six months from closing, and have an exercise price of $83.64 per share of common stock.

Exclusive License Agreement – Statera

On February 11, 2025, we entered into an Exclusive License Agreement (the “Statera License Agreement”) with Statera Biopharma, Inc. (“Statera”), pursuant to which we acquired a worldwide license to Entolimod as it relates to the acute radiation syndrome and an option to acquire additional licenses to certain other indications for Entolimod. As consideration for the licensed rights, we (i) paid Statera $300,000 in cash and (ii) issued Statera an aggregate of (x) 945,785 shares of common stock and (y) 359.6691 shares of our Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”), for an aggregate price of approximately $1.2 million. We also entered into a securities purchase agreement with Statera on the same date in connection with the issuance of such shares.

On March 31, 2025, we exercised our right under the Statera License Agreement to acquire the exclusive worldwide license to the neutropenia indication for Entolimod. In connection therewith, and pursuant to the terms of a purchase agreement and a securities purchase agreement entered into with Statera and Avenue Venture Opportunities Fund, L.P. (“Avenue”) on March 31, 2025 in connection therewith, we issued to Statera and Avenue an aggregate of (i) 55,704 shares of our common stock and (ii) 131.1267 shares of Series A Preferred Stock as consideration for a milestone payment under the terms of the Statera License Agreement.

Restricted Stock Grants

On February 18, 2025, we issued 35,295 restricted stock units (the “Inducement Grant”) to Michael Handley as an inducement material to his entering into employment with us. The restricted stock units shall vest as follows: 25% upon the first anniversary of the grant date and the remaining 75% in equal quarterly installments over the three years thereafter. The Inducement Grant was granted outside of our 2017 Equity Incentive Plan (the “2017 Plan”) and the A&R 2021 Plan in reliance on the employment inducement exemption provided under the Nasdaq Listing Rule 5635(c)(4).

Additionally, in December 2025, as a material inducement to the hiring of an aggregate of 45 new employees in connection with our acquisition of the Scorpius assets, we agreed to grant such employees options to purchase an aggregate of 54,000 shares of our common stock, which options have an exercise price of $2.33, expire ten years from the date of grant, and 25% of which vest upon the first anniversary of the grant date and the remaining 75% of which will vest in equal quarterly installments over the three years thereafter, subject to continuous service. The foregoing option grants were granted outside of the 2017 Plan and the A&R 2021 Plan in reliance on the employment inducement exemption provided under the Nasdaq Listing Rule 5635(c)(4).

Equity Line of Credit – Mast Hill

On March 18, 2025, we entered into an equity purchase agreement (the “Mast Hill Purchase Agreement”) with Mast Hill Fund, L.P. (“Mast Hill”), pursuant to which we will have the right, but not the obligation, to sell to Mast Hill, and Mast Hill will have the obligation to purchase from us, up to $25 million shares of our common stock from time to time during the term of the Mast Hill Purchase Agreement, subject to certain conditions precedent and limitations. The purchase price for shares that Mast Hill may purchase under the Mast Hill Purchase Agreement will be equal to 95% of the lowest VWAP of our common stock on the Principal Market (as defined in the Mast Hill Purchase Agreement) on any trading day during the pricing period, and the pricing period for each sale of the shares will be the 5 trading days immediately after receipt of the shares by Mast Hill, subject to adjustment as provided in the Mast Hill Purchase Agreement. As consideration for Mast Hill’s commitment to purchase shares under the Purchase Agreement, we issued Mast Hill 29,800 restricted shares of common stock (the “Mast Hill Commitment Shares”) on March 18, 2025. Craft Capital Management LLC (“Craft”) acted as the Company’s placement agent in connection with this transaction. As compensation for such services, we paid Craft a commission of 3.0% of the aggregate gross proceeds from each sale of shares under the Purchase Agreement. To date, in addition to the Mast Hill Commitment Shares, we issued 235,792 shares to Mast Hill under the Mast Hill Purchase Agreement. On December 9, 2025, the Company notified Mast Hill of its election to terminate the Equity Purchase Agreement for convenience. As a result, the Equity Purchase Agreement terminated on December 9, 2025.

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Preferred Stock and Note Financings

On April 29, 2025, we entered into a securities purchase agreement (the “Helena Purchase Agreement”) with Helena Global Investment Opportunities 1 Ltd. (“Helena”), pursuant to which, subject to the conditions set forth therein, we agreed to sell to Helena, and Helena agreed to purchase from us, up to 8,400 shares of our Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”) and warrants to purchase shares of our common stock for a total purchase price of up to $8,400,000 (the “Series B Preferred Offering”) in a series of up to six separate tranche closings (each, a “Series B Tranche Closing”). As of December 9, 2025, we had completed four of the six tranche closings contemplated by the Helena Purchase Agreement. On December 9, 2025, Helena assigned the Helena Purchase Agreement, including all of its rights and obligations thereunder, to 3i, LP (“3i”), and 3i purchased all of the outstanding shares of Series B Preferred Stock from Helena. In addition, on December 9, 2025, the Company and 3i entered into the Amendment to Securities Purchase Agreement (the “Series B Amendment” and together with the Helena Purchase Agreement, the “Series B Preferred Purchase Agreement”), which provided, among other things, that the Board shall take all necessary action to lower the applicable Series B Floor Price (as defined below) to $0.39 per share from $1.294 per share. As amended, the Series B Preferred Purchase Agreement provides that the purchase of shares of Series B Preferred Stock thereunder shall be conducted through six separate Series B Tranche Closings, pursuant to which, subject to satisfaction of the applicable closing conditions set forth in the Series B Preferred Purchase Agreement, we shall sell and issue 3i up to an aggregate of 8,400 shares of Series B Preferred Stock as follows: (i) 700 shares of Series B Preferred Stock, for $700,000, in the initial Series B Tranche Closing, which shall be consummated upon effectiveness of the registration statement required to be filed in connection with the transaction; (ii) 700 shares of Series B Preferred Stock, for $700,000, in the second Series B Tranche Closing, which shall be consummated 10 trading days after the initial Series B Tranche Closing; (iii) 1,750 shares of Series B Preferred Stock, for $1,750,000, in the third Series B Tranche Closing, which shall be consummated 20 trading days after the second Series B Tranche Closing; (iv) 1,750 shares of Series B Preferred Stock, for $1,750,000, in the fourth Series B Tranche Closing, which shall be consummated 20 trading days after the third Series B Tranche Closing; (v) the fifth Series B Tranche Closing will be consummated on the third trading day following delivery by 3i of a Purchaser Closing Notice (as defined below) to the Company with respect to such Tranche; and (vi) the final Series B Tranche Closing will be consummated on the third trading day following delivery by 3i of a Purchaser Closing Notice to the Company with respect to such Tranche. “Purchaser Closing Notice” means a written notice delivered to the Company by 3i indicating the applicable Series B Tranche Closing Date (as defined below), together with the number of Preferred Shares and Warrants and the Tranche Purchase Price for the applicable Tranche. The date on which a Series B Tranche Closing occurs is referred to herein as a “Series B Tranche Closing Date.”

In addition to the shares of Series B Preferred Stock to be sold and issued to 3i in the Series B Preferred Offering, at each Series B Tranche Closing we shall also issue 3i a warrant to purchase that number of shares of common stock equal to 30% of shares of common stock issuable upon conversion in full of the shares of Series B Preferred Stock issued at the same Series B Tranche Closing. Each warrant shall be immediately exercisable (subject to certain beneficial ownership limitations and receipt of stockholder approval, as required thereby), expire five years from the date of issuance, and have an initial exercise price equal to the average closing price of our common stock during the prior five trading days preceding each Series B Tranche Closing (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Warrant). In the event that warrants issued to 3i in a subsequent Series B Tranche Closing have a lower exercise price than those warrants held by 3i as of such later Series B Tranche Closing, immediately after the Tranche Closing the exercise price of all outstanding warrants held by 3i shall automatically be reduced to equal such lower exercise price of the warrants issued in such Series B Tranche Closing. Craft acted as placement agent to the Company in connection with the Series B Preferred Offering, and as consideration for services rendered by Craft, we shall pay Craft a cash fee equal to eight percent of any such funds received by us from 3i pursuant to the Series B Preferred Purchase Agreement. To date, we have not issued any shares of Series B Preferred Stock or warrants to 3i under the Series B Preferred Purchase Agreement.

On June 17, 2026, pursuant to the Series B Preferred Purchase Agreement, the Company issued to 3i (a) 250 Series B Preferred Shares at $1,000 per share, and (b) a Warrant to purchase 156,026 shares of the Company’s common stock at an exercise price of $0.616280 per share, for an aggregate purchase price of $250,000. Such securities were issued under an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) promulgated thereunder.

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On December 9, 2025, we entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with 3i, pursuant to which we agreed to issue, in a private placement, upon the satisfaction of certain conditions specified in the Note Purchase Agreement, a senior secured convertible note (the “Note”) in the principal amount of $16,253,147.10 and a warrant (the “Note Offering Warrant”) to purchase up to an aggregate of 4,553,213 shares of our common stock to 3i for an aggregate purchase price of $16,253,147.10 (the “Note Offering”). The Note is convertible in part or in whole, at the option of the holder, at any time, into such number of shares of our common stock equal to the sum of the principal amount of the Note, plus all accrued and unpaid interest, plus any Make-Whole Amount (as defined in the Note), plus any unpaid late charges (the “Holder Conversion Amount”) at a conversion price equal to $2.2310 (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and subject to an Exchange Cap and other limitations; provided, however, that if at any time while the Note is outstanding, we sell or grant any options to purchase or sells or issues shares of our common stock or common stock equivalents at a price below the Conversion Price then in effect (such lower price, the “Base Conversion Price”), then the Conversion Price shall be lowered to such Base Conversion Price. Notwithstanding the foregoing, subject to the terms of the Note, at any time after the effective date of a registration statement covering the shares of common stock issuable upon conversion of the Note (the “Note Conversion Shares”) and shares of common stock issuable upon exercise of the Note Offering Warrants (the “Note Offering Warrant Shares”), the holder shall be entitled to convert all or any portion of the unpaid Holder Conversion Amount not exceeding $750,000 (or a higher amount mutually agreed upon by the Company and the holder) per calendar month into Conversion Shares at a conversion price equal to 97% of the lowest VWAP of the shares of our common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the conversion date, provided that the Alternative Conversion Price may not be below $0.39 (the “Note Floor Price”). If the Alternative Conversion Price is below the Note Floor Price, then in addition to the issuance of the Note Conversion Shares, we shall pay the holder cash as a true-up in accordance with the Note. All conversions are subject to certain beneficial ownership limitations, as set forth in the Note. The Note Offering Warrant shall be immediately exercisable (subject to certain beneficial ownership limitations and stockholder approval of the waiver of the Exchange Cap), expire five years from the date of issuance, and have an exercise price equal to $2.2310 (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Note Offering Warrant). The Note Offering Warrant provides for cashless exercise under certain circumstances. All exercises are subject to certain beneficial ownership limitations, as set forth in the Note Offering Warrant.

On December 9, 2025, we entered into a Securities Purchase Agreement (the “Series C Preferred Purchase Agreement”) with certain institutional investors (collectively, the “Series C Preferred Offering Investors”), pursuant to which, subject to the conditions set forth therein, we agreed to sell to the Series C Preferred Offering Investors, and the Series C Preferred Offering Investors agreed to purchase from us, up to 75,000 shares of our newly designated Series C Non-Voting Convertible Preferred Stock (“Series C Preferred Stock”) and warrants to purchase shares of our common stock for a total purchase price of up to $75,000,000 (the “Series C Preferred Offering”) in several tranche closings (each, a “Series C Tranche Closing”).

The Series C Preferred Purchase Agreement provides that the Series C Preferred Offering shall be conducted through a series of separate Series C Tranche Closings pursuant to which, subject to satisfaction of the applicable closing conditions set forth in the Series C Preferred Purchase Agreement, the Company shall sell and issue the Series C Preferred Offering Investors up to an aggregate of 75,000 shares of Series C Preferred Stock, at a price of $1,000 per share, as follows: (i) 12,000 shares of Series C Preferred Stock, for $12,000,000 in gross proceeds to the Company, in the initial Series C Tranche Closing, which was consummated on December 10, 2025; (ii) 6,000 shares of Series C Preferred Stock, for $6,000,000 in gross proceeds to the Company, in the second Series C Tranche Closing, which shall be consummated three business days after the Second Tranche Closing Conditions (as defined below) have been satisfied or waived; and (iii) up to an aggregate of 57,000 shares of Series C Preferred Stock, for an aggregate of up to $57,000,000 in a series of subsequent Series C Tranche Closings (each a “Subsequent Tranche Closing,” and together the “Subsequent Tranche Closings”), which shall be consummated when the Subsequent Tranche Closing Conditions (as defined in the Preferred Purchase Agreement) have been satisfied or waived, including but not limited to that the aggregate stated value of the Series C Preferred Stock outstanding does not exceed $3,000,000 and certain additional volume and price conditions are met.

The Tumim Transaction

On February 6, 2026, we entered into a common stock purchase agreement (the “Purchase Agreement”) with Tumim Stone Capital, LLC (“Tumim”), pursuant to which we will have the right, but not the obligation, to sell to Tumim, and Tumim will have the obligation to purchase from us, up to the lesser of: (a) $50,000,000 of newly issued shares of our common stock, and (b) the Exchange Cap (as defined below), from time to time, at our sole discretion (each such sale, a “VWAP Purchase”) by delivering an irrevocable written notice to the Investor (each such notice, a “VWAP Purchase Notice”), during the term of the Purchase Agreement, subject to certain conditions precedent and limitations.

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The shares of common stock purchased pursuant to a VWAP Purchase (the “Tumim Shares”) will be purchased at the VWAP Purchase Price (as defined in the Purchase Agreement), which will be determined pursuant to a formula set forth in the Purchase Agreement. If the Company elects to use a one-trading-day valuation period in the VWAP Purchase Notice (the “One-Day Valuation Period”), the VWAP Purchase Price under the Purchase Agreement will be equal to 97% of the volume-weighted average price (“VWAP”) of our common stock on the one trading day during such One-Day Valuation Period, subject to adjustment as provided in the Purchase Agreement, following receipt of the Tumim Shares by the Investor. If the Company elects to use a One-Day Valuation Period to determine the VWAP Purchase Price in the VWAP Purchase Notice, such VWAP Purchase Notice shall direct the Investor to purchase Tumim Shares in an amount not to exceed the lesser of (i) 15% of the daily trading volume of the common stock on the VWAP Purchase Exercise Date (as defined in the Purchase Agreement), or (ii) the quotient (rounded to the nearest whole number) obtained by dividing (x) $1,000,000 by (y) the VWAP on the VWAP Purchase Exercise Date (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period). If the Company elects to use a three-trading-day valuation period in the VWAP Purchase Notice (the “Three-Day Valuation Period”), the VWAP Purchase Price under the Purchase Agreement will be equal to 95% of the lowest daily VWAP of our common stock on any trading day during such Three-Day Valuation Period, subject to adjustment as provided in the Purchase Agreement, following receipt of the Tumim Shares by Tumim. If the Company elects to use a Three-Day Valuation Period to determine the VWAP Purchase Price in the VWAP Purchase Notice, such VWAP Purchase Notice shall direct Tumim to purchase Tumim Shares in an amount not to exceed the lesser of (i) 40% of the daily trading volume of the common stock on the VWAP Purchase Exercise Date, or (ii) the quotient (rounded to the nearest whole number) obtained by dividing (x) $2,500,000 by (y) the VWAP on the VWAP Purchase Exercise Date (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period).

As consideration for Tumim’s commitment to purchase shares under the Purchase Agreement, we issued the Commitment Pre-Funded Warrant. To date, we have not issued or sold any shares to Tumim under the Purchase Agreement.

Applicable Exemptions

Except as otherwise indicated above, no underwriters were used in the foregoing transactions, and no underwriting discounts or commissions were paid for the transactions described in this item. All sales of securities described in this item were exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act, and/or Rule 701, Regulation D or Regulation S promulgated under the Securities Act. All of the foregoing securities, including the shares of our common stock issuable upon exercise of warrants and conversion of preferred stock, are, or will be the extent that they have not yet been issued, deemed restricted securities for purposes of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The registrant has filed the exhibits listed on the accompanying Exhibit Index of this registration statement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements, or in the notes thereto, provided in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, incorporated herein by reference.

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ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and;

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference (Form Type)	Filing Date	Filed Herewith

1.1	Form of Equity Distribution Agreement, by and between the Company and Maxim Group LLC, dated September 13, 2024.	8-K	9/13/2024

2.1	Asset Purchase Agreement and Secured Bill of Sale, by and between the Company and 3i, LP, dated December 9, 2025.	8-K	12/11/2025

3.1	Amended and Restated Certificate of Incorporation, dated November 12, 2021.	8-K	11/15/2021

3.2	Amended and Restated Bylaws, dated November 12, 2021.	8-K	11/15/2021

3.3	Certificate of Amendment to the Amended and Restated Bylaws of the Company, dated July 5, 2023.	8-K	7/6/2023

3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed August 21, 2023 (effective August 23, 2023).	8-K	8/22/2023

3.5	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock of the Company, dated February 10, 2025.	10-Q	2/12/2025

3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed March 4, 2025 (effective March 7, 2025).	8-K	3/5/2025

3.7	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock of the Company, dated April 29, 2025.	10-Q	5/2/2025

3.8	Certificate of Designation of Series C Non-Voting Convertible Preferred Stock of the Company, dated December 9, 2025.	8-K	12/11/2025

3.9	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed April 22, 2026 (effective April 28, 2026).	8-K	4/23/2026

4.1	Specimen Stock Certificate.	S-1/A	9/9/2021

4.2	Form of Representative’s Warrant (IPO).	S-1/A	9/9/2021

4.3	Warrant to Purchase Common Stock issued to Hannover International, Inc., dated July 1, 2021.	S-1/A	10/29/2021

4.4	Description of Securities.	10-K	3/31/2022

4.5	Form of Representative’s Warrant (February 2023 offering).	8-K	2/13/2023

4.6	Placement Agent Warrant, dated July 11, 2023.	8-K	7/11/2023

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4.7	Placement Agent Warrant, dated July 19, 2023.	8-K	7/19/2023

4.8	Placement Agent Warrant, dated August 9, 2023.	8-K	8/9/2023

4.9	Form of Series A Warrant, dated May 13, 2024.	8-K	5/13/2024

4.10	Form of Series B Warrant, dated May 13, 2024.	8-K	5/13/2024

4.11	Placement Agent Warrant, dated May 13, 2024.	8-K	5/13/2024

4.12	Warrant Agency Agreement, dated May 13, 2024, by and between the Company and Equiniti Trust Company, LLC.	8-K	5/13/2024

4.13	Form of Warrant (Helena Global Investment Opportunities 1 Ltd.).	8-K	5/2/2025

4.14	Form of Placement Agent Warrant (Craft Capital Management LLC).	S-1/A	7/25/2025
4.15	Form of Common Stock Purchase Warrant (Note Offering).	8-K	12/11/2025
4.16	Form of Common Stock Purchase Warrant (Preferred Offering).	8-K	12/11/2025
4.17	Tumim Form of Pre-Funded Warrant.	8-K	2/9/2026

4.18	Form of Pre-Funded Warrant (Dawson James Offering)			X

4.19	Form of Common Stock Purchase Warrant (Dawson James Offering)			X

5.1	Opinion of Snell & Wilmer L.L.P.			X

10.1(a)#	2017 Equity Incentive Plan, as amended, dated April 13, 2017.	S-1	8/3/2021

10.1(b)#	Form Agreements under 2017 Equity Incentive Plan.	S-1	8/3/2021

10.2(a)#	Amended and Restated 2021 Equity Incentive Plan, dated August 9, 2024.	S-1/A	9/9/2021

10.2(b)#	First Amendment to the Amended and Restated 2021 Equity Incentive Plan, dated June 30, 2025.	S-1/A	9/9/2021

10.2(c)#	Form Agreements under 2021 Equity Incentive Plan.	S-1/A	9/9/2021

10.3#	Form of Restricted Stock Purchase Agreement.	S-1/A	9/9/2021

10.4#	Form of Indemnification Agreement for directors and officers.	S-1/A	9/9/2021

10.5†	Letter Agreement, between the Company and Future Electronics Corp., dated April 6, 2020.	S-1/A	9/9/2021

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10.6†	Form of United States Special Product Agreement for Bonded Inventory, between the Company and Future Electronics Corp.	S-1/A	9/9/2021

10.7†	Manufacturing Agreement, between the Company and Microart Services, Inc., dated October 21, 2022.	8-K	10/25/2022

10.8†	Fulfillment Services Agreement, between the Company and ALOM Technologies Corporation, dated November 25, 2022.	8-K	12/1/2022

10.9	Form of Securities Purchase Agreement, dated July 10, 2023, by and between the Company and the investors party thereto.	8-K	7/11/2023

10.10	Form of Securities Purchase Agreement, dated July 14, 2023, by and between the Company and the investors party thereto.	8-K	7/19/2023

10.11	Form of Securities Purchase Agreement, dated August 6, 2023, by and between the Company and the investors party thereto.	8-K	8/9/2023

10.12	Amendment #1 to Fulfillment Services Agreement, between the Company and ALOM Technologies Corporation, dated March 5, 2024.	10-K	3/25/2024

10.13	Form of Securities Purchase Agreement, dated May 9, 2024, by and between the Company and the investors party thereto.	8-K	5/13/2024

10.14†	Collaboration and Research Support Agreement, dated May 17, 2024, by and between the Company and The Feinstein Institutes for Medical Research.	8-K	5/22/2024

10.15†	Exclusive License Agreement, dated February 11, 2025, by and between the Company and Statera Biopharma, Inc.	8-K	2/12/2025

10.16†	Amended and Restated Exclusive License Agreement, by and between the Company and Statera Biopharma, Inc., dated June 18, 2025.	8-K/A	6/25/2025

10.17	Securities Purchase Agreement, dated February 11, 2025, by and between the Company and Statera Biopharma, Inc.	8-K	2/12/2025

10.18#	Executive Employment Agreement, by and between the Company and Michael Handley, dated February 18, 2025.	8-K	2/24/2025

10.19	Equity Purchase Agreement, by and between the Company and Mast Hill Fund, L.P., dated March 18, 2025.	8-K	3/21/2025

10.20	Registration Rights Agreement, by and between the Company and Mast Hill Fund, L.P., dated March 21, 2025.	8-K	3/21/2025

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10.21	Securities Purchase Agreement, by and between the Company and Helena Global Investment Opportunities 1 Ltd., dated April 29, 2025.	8-K	5/2/2025

10.22	Registration Rights Agreement, by and between the Company and Helena Global Investment Opportunities 1 Ltd., dated April 29, 2025.	8-K	5/2/2025

10.23†	Statement of Work, by and between the Company and Scorpius BioManufacturing, Inc., dated May 9, 2025.	10-Q	5/15/2025
10.24#	Executive Employment Agreement, by and between the Company and Lisa Wolf, dated July 7, 2025.	8-K	7/7/2025
10.25#	Executive Employment Agreement, by and between the Company and Jennifer Ernst, dated October 8, 2025.	8-K	10/15/2025
10.26	Securities Purchase Agreement (Note Offering), by and between the Company and 3i, LP, dated December 9, 2025.	8-K	12/11/2025
10.27	Senior Secured Convertible Note, by and between the Company and 3i, LP, dated December 10, 2025.	8-K	12/11/2025
10.28	Security Agreement, by and between the Company and 3i, LP, dated December 9, 2025.	8-K	12/11/2025
10.29	Registration Rights Agreement (Note Offering), by and between the Company and 3i, LP, dated December 9, 2025.	8-K	12/11/2025
10.30	Form of Securities Purchase Agreement (Preferred Offering), by and between the Company and certain institutional investors, dated December 9, 2025.	8-K	12/11/2025
10.31	Form of Registration Rights Agreement (Preferred Offering), by and between the Company and certain institutional investors, dated December 9, 2025.	8-K	12/11/2025
10.32	Amendment to Securities Purchase Agreement, by and between the Company and 3i, LP, dated December 9, 2025.	8-K	12/11/2025
10.33†	Common Stock Purchase Agreement, by and between the Company and Tumim Stone Capital, LLC, dated February 6, 2026.	8-K	2/9/2026
10.34	Registration Rights Agreement, by and between the Company and Tumim Stone Capital, LLC, dated February 6, 2026.	8-K	2/9/2026

10.35#	Separation Agreement by and between the Company and Jennifer Ernst, dated March 3, 2026.	8-K	3/4/2026

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10.36	Building Lease Agreement by and between Velocity Bioworks, Inc. and TPB Merchants Ice LLC, signed March 13, 2026.	8-K	3/13/2026

10.37	Lease by and between Velocity Bioworks, Inc. and Merchants Ice II, LLC, signed March 9, 2026.	8-K	3/13/2026

10.38	Sublease by and among Velocity Bioworks, Inc., Texas Research and Technology Foundation, and TPB Merchants Ice LLC, signed March 13, 2026.	8-K	3/13/2026

10.39	Executive Employment Agreement, by and between Valion Bio, Inc. and Melinda Lackey, dated May 1, 2026.	8-K	5/4/2026

10.40	Second Amendment to the Amended and Restated 2021 Equity Incentive Plan, dated May 28, 2026.	8-K	6/3/2026

10.41	Form of Securities Purchase Agreement (Dawson James Offering) by and between the Company and the investors party thereto.			X

10.42	Form of Lock-Up Agreement (Dawson James Offering)			X

23.1	Consent of Rosenberg Rich Baker Berman, P.A.			X

23.2	Consent of Snell & Wilmer LLP (included in Exhibit 5.1).			X

24.1	Power of Attorney (included on signature page to the Registration Statement).			X

107	Filing Fee Table.			X

# Indicates management contract or compensatory plan.

† Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 17, 2026.

VALION BIO, INC.

By:	/s/ Michael K. Handley
Michael K. Handley
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael K. Handley and Lisa Wolf, and each of them, as their true and lawful attorneys-in-fact and agent with full power of substitution, for each of them in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Michael K. Handley	Chief Executive Officer and Director	July 17, 2026
Michael K. Handley	(Principal Executive Officer)

/s/ Lisa Wolf	Chief Financial Officer	July 17, 2026
Lisa Wolf	(Principal Financial and Accounting Officer)

/s/ Sheryle Bolton	Chair of the Board of Directors	July 17, 2026
Sheryle Bolton

/s/ Christina Valauri	Director	July 17, 2026
Christina Valauri

/s/ Dean Zikria	Director	July 17, 2026
Dean Zikria

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